Exhibit 99.1

Memorandum

Date: June 24, 2005

To:	DIRECTORS AND EXECUTIVE OFFICERS SUBJECT TO SECTION 16

From:	MARK A. ROCHE

Re:	BLACKOUT PERIODS DURING ACCO WORLD CORPORATION SPIN-OFF

As you are aware, later this summer Fortune Brands, Inc. will distribute in the form of a dividend to its stockholders all of the issued and outstanding shares of common stock of its subsidiary, ACCO World Corporation. In connection with the Spin-off, there will be “blackout” periods for each of the (1) Fortune Brands Retirement Savings Plan, (2) the Fortune Brands Hourly Employee Retirement Savings Plan and (3) the Future Brands Retirement Savings Plan during which participants in those Plans will be unable to engage in transactions under the Plans involving Fortune Common Stock. These blackout periods are necessary in order to ensure accurate accounting and administration of the Plans as a result of the Spin-off.

This notice is to inform you that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in Fortune Common Stock (including options and derivatives) during the blackout periods for each of the Plans when participants under those Plans will be prohibited from (1) directing or diversifying investments in their respective individual Plan accounts, (2) obtaining loans from any of the Plans or (3) obtaining distributions from any of the Plans.

SEC rules require that during such blackout periods, executive officers and directors are prohibited from directly or indirectly, purchasing, selling or otherwise transferring any equity security of the company (in this case, Fortune) acquired by the individual in connection with his or her service as an executive officer or director. “Equity securities” are defined broadly to include options and other derivatives. Covered transactions are not limited to those involving direct ownership, but include any transaction in which the executive officer or director has a pecuniary interest.

If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction, and you are subject to civil and criminal penalties.

We are obligated under the Sarbanes-Oxley Act to provide you with this notice, which contains specific information regarding the blackout periods. In addition, we are required to file this notice with the Securities Exchange Commission as part of a Form 8–K.

We expect the following blackout periods to occur with respect to the employee plans:

Fortune Brands Retirement Savings Plan

The Blackout Period is expected to begin on as early as July 22, 2005, and is expected to end the week of July 31, 2005. During these weeks, you can determine whether the blackout period has started or ended by contacting the Fidelity Retirement Benefits Line at 1-800-835-5095 or online through Fidelity NetBenefits® at www.401k.com.

Fortune Brands Hourly Employee Retirement Savings Plan

The Blackout Period is expected to begin as early as July 22, 2005, and is expected to end the week of July 31, 2005. During these weeks, you can determine whether the blackout period has started or ended by contacting the Fidelity Retirement Benefits Line at 1-800-835-5095 or online through Fidelity NetBenefits® at www.401k.com.

Future Brands Retirement Savings Plan

The Blackout Period is expected to begin as early as July 22, 2005, and is expected to end the week of July 31, 2005. During these weeks, you can determine whether the blackout period has started or ended by contacting the Fidelity Retirement Benefits Line at 1-800-835-5095 or online through Fidelity NetBenefits® at www.401k.com.

It is possible the expected dates of the Blackout Period will change. In this event, you will receive an updated notice.

Contact Information

If you have any questions about the blackout periods, please feel free to call Elizabeth Lane or me. Thank you.

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ACCO World Corporation (“ACCO”) has filed a Registration Statement on Form S-4/A with the Securities and Exchange Commission (Registration No. 333-124946) containing a preliminary proxy statement/prospectus-information statement regarding the proposed transaction. This material is not a substitute for the definitive proxy statement/prospectus-information statement ACCO and General Binding Corporation (“GBC”) will file with the Securities and Exchange Commission in connection with the transaction. Investors are urged to read the definitive proxy statement/prospectus-information statement which will contain important information, including detailed risk factors, when it becomes available. The definitive proxy statement/prospectus-information statement and other documents which will be filed by Fortune Brands, Inc., ACCO and GBC with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to ACCO World Corporation, 300 Tower Parkway, Lincolnshire, IL, 60069, Attention: Investor Relations; or by directing a request when such a filing is made to General Binding Corporation, One GBC Plaza, Northbrook, IL, 60062, Attention: Investor Relations.

GBC, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation will be set forth in the definitive proxy statement/prospectus-information statement when it becomes available.